EXHIBIT 5.1

                      MALIZIA, SPIDI, SLOANE & FISCH, P.C.
                                ATTORNEYS AT LAW
                               1301 K STREET, N.W.
                                 SUITE 700 EAST
                             WASHINGTON, D.C. 20005
                                 (202) 434-4660
                            FACSIMILE: (202) 434-4661

                                                     WRITER'S DIRECT DIAL NUMBER



May 5, 1998

Board of Directors
Carnegie Financial Corporation
17 West Mall Plaza
Carnegie, Pennsylvania  15106

         Re:      Registration Statement Under the Securities Act of 1933
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Ladies and Gentlemen:

     This opinion is rendered in connection with the Registration Statement on Form SB-2 to be filed with the Securities and Exchange Commission under the Securities Act of 1933 relating to the offer and sale of up to 238,050 shares of common stock, par value $0.10 per share (the "Common Stock"), of Carnegie Financial Corporation (the "Company"), including shares to be issued to certain employee benefit plans of the Company and its subsidiary. The Common Stock is proposed to be issued pursuant to the Plan of Conversion (the "Plan") of Carnegie Savings Bank, (the "Savings Bank") in connection with the Savings Bank's conversion from a mutual savings bank form of organization to a stock savings bank form of organization and reorganization into a wholly-owned subsidiary of the Company (the "Conversion"). As special counsel to the Savings Bank and the Company, we have reviewed the corporate proceedings relating to the Plan and the Conversion and such other legal matters as we have deemed appropriate for the purpose of rendering this opinion.

     Based on the foregoing, we are of the opinion that the shares of Common Stock of the Company covered by the aforesaid Registration Statement will, when issued in accordance with the terms of the Plan against full payment therefor, be validly issued, fully paid, and non- assessable shares of Common Stock of the Company.

     We assume no obligation to advise you of changes that may hereafter be brought to our attention.

Board of Directors
May 5, 1998
Page Two

     We hereby consent to the use of this opinion and to the reference to our firm appearing in the Company's Prospectus under the headings "The Conversion - Effects of Conversion to Stock Form on Depositors and Borrowers of Carnegie Savings Bank - Tax Effects" and "Legal and Tax Matters." We also consent to any references to our legal opinion referred to under the aforementioned headings in the Prospectus.


                                            Very truly yours,



                                            /s/Malizia, Spidi, Sloane & Fisch
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                                            MALIZIA, SPIDI, SLOANE & FISCH, P.C.